Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2008, relating to the financial statements and financial statement schedule of Hospira, Inc., and the effectiveness of Hospira, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hospira, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 25, 2008